INDUSTRIAL AEROSPACE & DEFENSE First-Quarter 2023 Earnings Call May 11, 2023 Exhibit 99.2

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including with respect to the Company’s expectations for its performance in 2023 or relating to the Company’s strategic review are forward-looking statements. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to the inability to achieve expected results in pricing and cost out actions and the related impact on margins and cash flow; supply chain disruptions; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the timing and outcome, if any, of the Company’s strategic alternatives review; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, increasing recessionary risks, systemic pressures in the banking system, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and the risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. Before making any investment decisions regarding CIRCOR, the Company strongly advises you to read the section entitled “Risk Factors” in its 2022 Annual Report on Form 10-K, which can be accessed under the “Investors” link on the Company’s website at www.circor.com. These forward-looking statements are made as of the date of this presentation, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. 2

Use of Non-GAAP Financial Measures Within this presentation, the Company uses the non-GAAP financial measures organic revenue, adjusted net income, adjusted EBITDA, compliance adjusted EBITDA, adjusted operating income (or AOI), adjusted operating margin (or AOI%), adjusted earnings per share, net debt, net leverage, compliance leverage and adjusted free cash flow. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures also allow investors and others to compare CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner. Non-GAAP reconciliations can be found in the Appendix. Specifically: • We exclude the FX impact on revenue as FX can materially change. We believe the FX impact are not indicative to our normal operating revenue. • We exclude costs and tax effects associated with special and restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to special and restructuring activities are not indicative of our normal operating costs. • We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs. • We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies. • We exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. • We exclude the results of discontinued operations. We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs. • Due to the significance of recently sold or exited businesses and to provide a comparison of changes in our revenue and orders (an operating measure), we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to April 2, 2023, were completed on January 1, 2022, and excluding the impact of changes in foreign currency exchange rates. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. 3

Agenda and Speakers • Executive Overview • 1Q’23 • FY’23 Guidance • Summary • Q&A Tony Najjar President & Chief Executive Officer AJ Sharma Chief Financial Officer & SVP, Business Development 4

CEO Commentary 5 • People. Our teams demonstrated strong focus on execution and on our customers, and resilience delivering a great quarter, exceeding expectations. • Performance. We delivered 13% organic orders growth and 840 bps of margin expansion in the quarter supported by both segments. • Progress. We continued to make measurable progress on our strategic priorities: growth, margin expansion, and de-levering our balance sheet.

Delivering on our Strategic Priorities Margin Expansion Growth De-Levering our Balance Sheet • Value pricing • Simplification • Best-cost country sourcing and manufacturing • Factory modernization • Leveraging products and technologies in growing markets • Deepening customer engagement • Expanding strong aftermarket business • Continued focus on improving cash flow from operations • Leveraging select sale-leaseback transactions 6

1Q’23 Highlights 7 1Q’23: • Record backlog of $584M…strong growth in Industrial • Organic orders +13% y/y…contributed by both segments • AOI margin +840 bps…value pricing, volume/mix, cost controls and exit of PE delivering margin expansion • Adjusted EPS +960% YOY Compare 1Q’23 Organic orders +13% Backlog +22% Revenue +9% Organic revenue +13% AOI (%) +840bps AOI ($) +173% Adjusted EPS +960% Commentary Organic revenue, Adjusted Operating Income (AOI), AOI%, and Adjusted EPS are non-GAAP measures.

A321 XLR Rate Fuse 8 Li-Ion Battery production process requires precise temperature and humidity control to avoid moisture contamination. Efficiency of the overall process is assured by our RTK Control Valves. Opportunity leverages our core control valve technology to expand into a high growth market. Li-Ion batteries market expected to grow at an 18+% CAGR over next 10 years. The A321 XLR is a single aisle aircraft with a range of 4700 NM and 30% lower fuel burn per seat. CIRCOR’s Hydraulic Rate Fuse is part of the aircraft braking system and is intended to protect the Hydraulic Circuit in the event of tire failure. Targeted Growth Initiatives Control Valves for Li-Ion Battery Electrode Manufacturing

1Q'23 Financial Results Summary

CIRCOR

($ in millions, except EPS)

CIRCOR	1Q'23	1Q'22	Change
Backlog	$584	$477	22%
Orders	242	222	9%
Organic %			13%
Revenue	203	186	9%
Organic %			13%
GAAP operating income (loss)	17.9	(11.8)	252%
GAAP operating margin	8.8%	(6.3)%	1510 bps
Adjusted operating income (AOI)	28.4	10.4	173%
AOI%	14.0%	5.6%	840 bps
GAAP earnings (loss) per share (diluted)	$(0.02)	$(1.06)	98%
Adjusted EPS	$0.53	$0.05	960%
Adjusted EBITDA	31.8	15.7	103%
Adjusted FCF	$(16.6)	$(19.5)	15%

* Financial results include results from the Pipeline Engineering business, including $0.0 million of orders, $0.0 million of revenue and $0.1 million of AOI in Q1'23 and $2.3 million of orders, $3.0 million of revenue, and $(3.2) million of AOI in Q1'22.

Comments on 1Q'23 Results

- Organic orders growth primarily driven by industrial aftermarket, downstream, and commercial recovery
- Broad-based organic revenue growth across end markets and businesses partly offset by exit of Pipeline Engineering
- +840 bps of AOI margin expansion driven by pricing, volume/mix, cost control, and exit of Pipeline Engineering
- Adjusted EPS growth of +960%...higher AOI partly offset by higher interest cost
- Adjusted FCF improvement…higher AOI offset by higher interest, working capital seasonality and special expenses

Organic revenue, Adjusted Operating Income (AOI), AOI%, Adjusted EPS, Adjusted EBITDA and Adjusted Free Cash Flow (FCF) are non-GAAP measures.

9

1Q’23 A&D Segment Highlights 10 Aerospace & Defense 1Q’23 1Q’22 Change Backlog $225 $200 13% Orders 84 78 8% Organic % 12% Revenue 69 63 8% Organic % 10% AOI $14.7 $11.3 30% AOI% 21.5% 17.9% 360bps Comments on 1Q’23 Results • Organic orders increase…pricing, continued commercial aerospace recovery and medical partly offset by timing of a large defense order in prior year • Broad-based organic revenue growth…continued commercial recovery and medical growth, partially offset by defense • AOI margin growth…pricing and volume Organic Revenue, Adjusted Operating Income (AOI), and AOI% are non-GAAP measures. ($ in millions)

1Q’23 Industrial Segment Highlights Industrial 1Q’23 1Q’22 Change Backlog $359 $277 30% Orders 158 144 10% Organic % 14% Revenue 135 122 10% Organic % 15% AOI $20.4 $6.9 196% AOI% 15.2% 5.6% 960 bps 11 Comments on 1Q’23 Results • Orders growth driven by pricing, industrial aftermarket, navy and downstream, partly offset by Pipeline Engineering exit • Organic revenue…growth across most businesses and markets partly offset by exit of Pipeline Engineering • Solid AOI margin expansion…pricing, volume, cost optimization and Pipeline Engineering exit ($ in millions) Organic Revenue, Adjusted Operating Income (AOI), and AOI% are non-GAAP measures. * Financial results include results from the Pipeline Engineering business, including $0.0 million of orders, $0.0 million of revenue and $0.1 million of AOI in Q1’23 and $2.3 million of orders, $3.0 million of revenue, and $(3.2) million of AOI in Q1’22.

Net Debt and Leverage 12 Net Debt, Adjusted EBITDA and Compliance Adjusted EBITDA are non-GAAP measures. 1 – Net Debt defined as total debt (Term Loan B and revolvers) less cash or cash equivalents 2 – TTM defined as trailing twelve months 3 – Net Leverage is defined as calculated measure of net debt divided by adjusted earnings before taxes, depreciation and amortization TTM 4 – Compliance Leverage is defined as adjusted EBITDA as per the definition in CIRCOR’s credit agreement entered into on December 20, 2021, available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091883/000109188321000033/cir-20211220.htm. 1Q’22 2Q’22 3Q’22 4Q’22 1Q’23 Net Debt1 $487 $488 $476 $453 468 Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (TTM2) $78 $83 $96 $108 $125 Net Leverage3 6.3x 5.9x 5.0x 4.2x 3.8x Compliance Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (TTM) $96 $100 $108 $118 $133 Compliance Leverage4 5.1x 4.9x 4.4x 3.8x 3.5x ($ in millions) Expect 2023 Year-End Net Leverage in the Low to Mid 3s, Excluding Divestitures.

FY’23 Guide 13 CIRCOR 2nd Quarter 2023 Full Year 2023 Prior FY’23 Guidance Range 2Q’23 Guidance Range Change vs. 2Q’22 (Midpoint) Updated FY’23 Guidance Range Change vs. FY’22 (Midpoint) Revenue $194 to $206 Organic 4% $820 to $860 Organic 5% $767 to $857 AOI $22.6 to $24.6 42% $105 to $118 27% $90 to $105 Adjusted EBITDA $26 to $28 24% $120 to $133 17% $110 to $125 Interest Cost ~($15) 46% ~$(58) 28% ~$(60) Adjusted EPS $0.28 to $0.36 (1)% $1.74 to $2.23 9% $1.19 to $1.74 Commentary: • Increasing full year outlook…Strong Q1 results, improving execution and continued strength in orders • Expect easing of inflation and improving supply chains • Continued focus on value pricing, cost controls, and simplification • Continued investment in growth and modernizing of critical factories • Interest rate headwinds Adjusted Operating Income (AOI), Adjusted EBITDA and Adjusted EPS are non-GAAP measures. Please see “Reconciliation of Forward-Looking Non-GAAP Measures” in the Appendix for a discussion of the reconciliation of our Q2’23 and full year 2023 non-GAAP guidance. ($ in millions, except EPS)

FY’23 Market Outlook – Orders 14 Industrial Vs. PY Approximate Sales Mix (%) Growth Drivers General Industrial Power generation, new business activities for lithium batteries manufacturing, aftermarket, and pricing Commercial Marine Aftermarket growth supported by pricing and increased utilization Downstream O&G Down compared to prior year due to timing of large capital order Other Increase driven by Naval defense orders in US and Europe Aftermarket Solid growth supported by pricing and increased utilization 57 15 19 9 40-45 Aerospace & Defense Vs. PY Approximate Sales Mix (%) Growth Drivers Defense Growth driven by the aftermarket, new products for missiles fusing devices and space applications, and pricing Commercial Growth driven by the recovery in the single isle platforms at Airbus and Boeing and the aftermarket supported by pricing and the rebound in air travel Other Decline driven by timing of large medical order Aftermarket Growth supported by increased utilization and pricing 61 18 21 25-30 1 References in this presentation to “Sales Mix” refers to 2022 financial revenue by end market and geographic market.

Summary • Continued momentum, delivering on our strategic priorities • Industrial segment: • Step change performance supported by value-based pricing and cost controls • A&D segment: • Solid growth and margin expansion supported by the ongoing rebound of commercial aerospace market and value-based pricing • Striving for value creation for shareholders through organic revenue and margin growth • New product development, value-based pricing, and simplification • Simultaneously progressing with strategic review 15

INDUSTRIAL AEROSPACE & DEFENSE Appendix

1Q’23 Organic Orders and Revenue vs. PY 17 ($ in thousands) Orders, an operating measure, is defined as a legally binding agreement from an authorized individual at a customer requesting CIRCOR to provide goods and/or services at a fixed or determinable price and CIRCOR is capable of providing such goods and services, when the terms and conditions are firm enough to assure subsequent payment by the customer. The Company uses the measure of Orders to provide a leading indicator of current business demand from customers for products and services. Due to the significance of recently sold or exited businesses and to provide a comparison of changes in orders, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to April 2, 2023, were completed on January 1, 2022, and excluding the impact of changes in foreign currency exchange rates. Organic Revenue is a non-GAAP measure.

1Q’23 GAAP Operating (Loss) Income to Adjusted Operating Income 18 ($ in thousands) Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

1Q’23 GAAP Net (Loss) Income to Adjusted EBITDA 19 ($ in thousands) Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

1Q'23 GAAP Net (Loss) Income to Adjusted Net Income

($ in thousands)

	2022					2023	
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL
NET (LOSS) INCOME	$ (21,481)	$ 3,960	$ 31,470	$ 5,439	$ 19,388	$ (407)	$ (407)
LESS:							
Restructuring related inventory charges	2,757	-	-	-	2,757	-	-
Restructuring charges, net	6,447	4,695	(173)	97	11,066	(216)	(216)
Acquisition amortization	9,391	9,178	9,118	8,651	36,338	7,920	7,920
Acquisition depreciation	1,045	1,239	1,335	995	4,614	1,053	1,053
Special (recoveries) charges, net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	1,700
Goodwill Impairment charge	-	-	-	-	-	-	-
Income tax impact	384	(2,207)	(2,066)	(2,739)	(6,628)	843	843
Net loss (income) from discontinued operations	-	-	-	-	-	-	-
ADJUSTED NET INCOME	$ 1,099	$ 6,440	$ 14,155	$ 15,762	$ 37,456	$ 10,893	$ 10,893
(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$ (1.06)	$ 0.19	$ 1.54	$ 0.27	$ 0.95	$ (0.02)	$ (0.02)
LESS:							
Restructuring related inventory charges	0.14	-	-	-	0.14	-	-
Restructuring charges, net	0.32	0.23	(0.01)	0.00	0.54	(0.01)	(0.01)
Acquisition amortization	0.46	0.45	0.45	0.42	1.78	0.39	0.39
Acquisition depreciation	0.05	0.06	0.07	0.05	0.23	0.05	0.05
Special (recoveries) charges, net	0.13	(0.51)	(1.25)	0.16	(1.47)	0.08	0.08
Impairment charge	-	-	-	-	-	-	-
Income tax impact	0.02	(0.11)	(0.10)	(0.13)	(0.32)	0.04	0.04
Earnings (Loss) per share from discontinued operations	-	-	-	-	-	-	-
ADJUSTED EARNINGS PER SHARE (Diluted)	$ 0.05	$ 0.32	$ 0.69	$ 0.77	$ 1.83	$ 0.53	$ 0.53

Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

20

1Q’23 Net Cash (Used In) Provided by Operating Activities to Adjusted Free Cash Flow 21 ($ in thousands) Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

1Q’23 Segment Information 22 1 Quantifies the impact of the Pipeline Engineering business on the Industrial Segment. Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding. ($ in thousands)

17.9% 20.2% 23.4% 27.3% 21.5% Q1 Q2 Q3 Q4 A&D Segment AOI% 23 Quarterly Adjusted Operating Income 5.6% 6.8% 12.8% 13.5% 15.2% Q1 Q2 Q3 Q4 Industrial Segment AOI% 5.6% 8.7% 14.0% 15.5% 14.0% Q1 Q2 Q3 Q4 CIRCOR AOI% $11.3 $13.6 $16.9 $21.8 $14.7 Q1 Q2 Q3 Q4 A&D Segment AOI ($M) 2022 2023 $6.9 $8.5 $15.7 $18.2 $20.4 Q1 Q2 Q3 Q4 Industrial Segment AOI ($M) 2022 2023 $10.4 $16.6 $27.3 $33.2 $28.4 Q1 Q2 Q3 Q4 CIRCOR AOI ($M) 2022 2023 * Financial results include results from the Pipeline Engineering business, including $0.0 million of orders, $0.0 million of revenue and $0.1 million of AOI in Q1’23 and $2.3 million of orders, $3.0 million of revenue, and $(3.2) million of AOI in Q1’22.

Reconciliation of Forward-Looking Non-GAAP Measures 24 This presentation contains forward-looking estimates of organic revenue growth, AOI, adjusted EBITDA and adjusted EPS for Q2 and full year 2023. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth on slide 3 (“Use of Non-GAAP Financial Measures”)) that we provide to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q2 and full year 2023 organic revenue growth, AOI, adjusted EBITDA and adjusted EPS to a forward-looking estimate of Q2 and full year 2023 GAAP revenue growth, GAAP operating income (loss), GAAP net income (loss) and GAAP EPS or forward-looking estimates of such composite GAAP measures, because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures for Q2 and full year 2023 is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in currency exchange rates, our GAAP effective tax rate, unanticipated gains or losses, and other unanticipated non-recurring or non-core items not reflective of ongoing operations, each of which may be significant. As a result, such reconciliations and forward-looking estimate of composite GAAP measures have been excluded from this presentation in reliance upon applicable SEC staff guidance. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.